SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

CorVu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-29299 (Commission File Number)	41-1457090 (IRS Employer Identification No.)

3400 West 66th Street
Edina, Minnesota 55435
(Address of Principal Executive Offices and Zip Code)

(952) 944-7777
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On December 10, 2003, CorVu Corporation (the "Company") mailed a letter to its shareholders. The letter is attached to this Form 8-K as Exhibit 99.1.

Limitation on Incorporation by Reference.

Pursuant to general instruction B.2 of Form 8-K, the information in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVU CORPORATION

Date: December 10, 2003	By:	/s/ David C. Carlson
David C. Carlson
Chief Financial Officer